UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2024

Xencor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36182	20-1622502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 North Halstead Street, Suite 200 Pasadena, California	91107
(Address of Principal Executive Offices)	(Zip Code)

(626) 305-5900

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2024, Xencor, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, as the representatives of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 6,635,112 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and pre-funded warrants to purchase up an aggregate of 3,088,888 shares of Common Stock (the “Pre-Funded Warrants”). The public offering price is $18.00 per share of Common Stock and the Underwriters have agreed to purchase the Common Stock pursuant to the Underwriting Agreement at a price of $16.92 per share. The public offering price is $17.99 per Pre-Funded Warrant, which represents the per share public offering price per share of Common Stock, less the $0.01 exercise price for each Pre-Funded Warrant, and the Underwriters have agreed to purchase the Pre-Funded Warrants pursuant to the Underwriting Agreement at a price of $16.91 per share.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 1,458,600 shares of Common Stock at the public offering price.

The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-270030), previously filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and which automatically became effective upon filing, a base prospectus dated February 27, 2023 and a prospectus supplement dated September 10, 2024.

Each Pre-Funded Warrant is exercisable at any time after the date of issuance and will expire on the date it is exercised in full. However, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% (or, at the election of the holder, 4.99%) of the number of issued and outstanding shares of Common Stock following such exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% (or, at the election of the holder, 4.99%) of the combined voting power of all of the Company’s securities outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to the Company.

Gross proceeds from the Offering will be approximately $175 million (excluding any sale of shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares of Common Stock), before deducting underwriting discounts and commissions and Offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. The purchase and sale of the Common Stock and Pre-Funded Warrants, and the closing of the Offering, is expected to take place on or about September 12, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with Leerink Partners LLC and Raymond James & Associates, Inc. which generally prohibit, without the prior written consent of Leerink Partners LLC and Raymond James & Associates, Inc., the sale, transfer or other disposition of securities of the Company prior to November 9, 2024.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants does not purport to be complete and are qualified in their entirety by reference to the copies of the Underwriting Agreement and form of Pre-Funded Warrant, which are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K. A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock and the Pre-Funded Warrants to be issued in the Offering and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the anticipated use of proceeds from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing the Offering on a timely basis or at all, market and other conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On September 10, 2024, the Company issued a press release announcing the proposed Offering. On September 11, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of the press release are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 10, 2024, by and among Xencor, Inc. and Leerink Partners LLC, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named therein.
4.1	Form of Pre-Funded Warrant to Purchase Common Stock.
5.1	Opinion of Paul Hastings LLP.
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).
99.1	Press Release, dated September 10, 2024.
99.2	Press Release, dated September 11, 2024.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENCOR, INC.

Date: September 12, 2024	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary

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